                                                                    EXHIBIT 99.1


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[NATCOGROUP LOGO]                                                [PRESS RELEASE]
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2950 North Loop West, Suite 700
Houston, TX  77092
PHONE: (713) 685-8062   FAX: (713) 683-7841


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NATCO GROUP REPORTS THIRD QUARTER RESULTS              HOUSTON, NOVEMBER 3, 2003
--------------------------------------------------------------------------------

NATCO Group Inc. (NYSE: NTG) today announced third quarter 2003 revenue of $65.8 million and a net loss available to common shareholders of $0.2 million ($(0.01) per share) compared to revenue of $66.6 million and a net loss available to common shareholders of $0.3 million ($(0.02) per share) for the third quarter of 2002. Included in the third quarter's net loss, is $0.7 million of closure and severance costs related to the Company's previously announced headcount reductions and the closing of its Covington, Louisiana manufacturing facility. Excluding these charges, net of tax, the Company's earnings available to common shareholders were $0.2 million ($0.01 per share) for the quarter(1).

NATCO revenue declined 1% compared to the prior year third quarter, due to higher revenues from North American Operations and Automation and Control Systems offset by lower revenue from Engineered Systems. However, gross margins increased from 22.4% of revenue to 24.4% on generally higher gross margins from all business segments, particularly from Engineered Systems. Total segment profit(2) more than doubled in the third quarter 2003 to $3.4 million from $1.6 million in third quarter 2002.

"We are encouraged that key parts of our business are finally gaining momentum, consistent with the improvement in rig counts and market activity that has occurred over the past year," commented Nat Gregory, Chairman and Chief Executive Officer. "Although NATCO's results in the third quarter fell short of our earlier guidance, with lower than expected revenue growth in the US and Canada and further slippage in projects for Pemex, bookings and backlog in traditional North American Operations are now well ahead of prior levels, which bodes very well for revenue growth going forward. In addition, the Company's Sacroc expansion in CO2 field operations, which was not in service in the third quarter, is now beginning to contribute and will further add to revenue growth going forward. At the same time, our Engineered Systems segment has been adversely affected by continued slippage in project award schedules and a poor competitive environment." Gregory added, "Until market conditions in this area improve, we are committed to lowering our cost structure and focusing energy and resources toward areas with the best prospects and profitability."

SEGMENT RESULTS

North American Operations
North American Operations posted higher revenues and margins compared to the prior year's quarter, with revenue increasing 3.7% to $32.7 million, at modestly higher percent gross margins. Segment profit for the third quarter 2003 increased $1.3 million, or 80%, over the third quarter 2002 as a result of revenue and gross margin increases, as well as lower operating costs.

Within the North American Operations segment, revenue from traditional equipment and services for the third quarter of 2003, while essentially flat compared to the third quarter of 2002, has increased for the second consecutive quarter since a low point at the beginning of 2003. More importantly, new bookings have strengthened in line with an improving rig count. Bookings in the third quarter of 2003 for traditional equipment and services within the North American Operations segment were 54% higher than the prior year, and related backlog of $18.8 million at quarter's end is up 119% year over year. Bookings and backlog for traditional equipment and services were up 13% and 48%, respectively, over the second quarter of 2003. Bookings are an indicator of sales in subsequent quarters.

Contribution from CO2 operations also improved in the third quarter 2003. The Company's Sacroc expansion is on schedule and is expected to significantly add to segment profit by the beginning of 2004.

The Company's revenue from projects supporting Pemex was up only modestly as compared to the prior year's quarter and contributed very little to overall North American Operations revenue in the quarter, reflecting further delays in several project awards and the reduction in scope on a recent job. The Company remains fully confident in NATCO's Pemex program and expects several delayed awards to proceed in the near future.

Automation and Control Systems
The Company's Automation and Control Systems segment continued to produce stable results in the third quarter, despite difficult market conditions. Segment revenue increased $0.5 million over the prior year's quarter, and segment profit increased $0.2 million or 23% over the third quarter of 2002.

Engineered Systems
The Company's Engineered Systems segment saw revenues decline $2.9 million in the third quarter over the same period in 2002, primarily as the result of declining activity levels at the Company's U.K. subsidiary. Despite this reduction in revenue, contribution to segment profit increased $.4 million over the comparative prior year period as a result of improved gross margins (24.1% vs. 19.4% in the prior year's quarter) which were partially offset by higher operating expenses. Margin improvement in the third quarter was largely due to strong performance on several West African projects in their late stages of completion and improved utilization of engineering resources during the quarter as compared to prior year.

Third quarter bookings for Engineered Systems were $10.9 million and backlog in the segment fell by $9.6 million during the quarter to $48.6 million, reflecting both continuing project bid and award delays, as well as the Company's judgment not to accept projects with terms and conditions that are unattractive in the current competitive environment. The Company announced in September several steps expected to generate approximately $4 million of annual savings beginning in 2004, primarily to reduce the current investment in Engineered Systems until the outlook for that segment becomes more favorable.

EXPENSE RECLASSIFICATION

In the third quarter of 2003, the Company reclassified for segment reporting purposes its technology and product development expenses, as well as its bonus expenses, to the related segment's operating expense to better reflect total costs and profits of each segment. Previously, these expenses were aggregated and disclosed in the presentation of segment profit as "Technology and Product Development" or "Corporate and Other" as applicable. All comparative financial data presented in the third quarter 2003 Quarterly Report on Form 10-Q and 2003 Annual Report on Form 10-K will reflect this change in the measurement of segment profit with the applicable reconciliation.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 70 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risk and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which identifies significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.





(1) These figures represent non-GAAP financial measures as defined under Regulation G. The most directly comparable financial measures calculated in accordance with GAAP are presented in the first sentence of the first paragraph of this press release. A schedule reconciling the non-GAAP and GAAP presentations is included in tabular form at the end of this press release.

(2) The Company calculates segment profit, previously defined as "Internal Profit" in the first quarter of 2003, as income before net interest expense, income taxes, depreciation and amortization expense, other expense, net, and accounting changes. This information is used internally by the Company's management to evaluate the results of operations. The Company's management has chosen to present this information to investors as comparative information about the Company's on-going financial performance. During the quarter, the Company changed its definition of segment profit from what was previously disclosed in the December 31, 2002 Form 10-K.

                        NATCO GROUP INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                SEPTEMBER 30,    DECEMBER 31,
                                                                    2003             2002
                                                                -------------    ------------
                                                                  (UNAUDITED)

                                           ASSETS

Current assets:
  Cash and cash equivalents..................................     $    1,134      $   1,689
  Trade accounts receivable, net.............................         69,444         74,677
  Inventories................................................         37,976         32,400
  Prepaid expenses and other current assets..................          7,588          7,611
                                                                  ----------      ---------
        Total current assets.................................        116,142        116,377
Property, plant and equipment, net...........................         35,201         31,485
Goodwill, net................................................         79,831         78,977
Deferred income tax assets, net..............................          2,581          2,984
Other assets, net............................................          1,436          1,772
                                                                  ----------      ---------
        Total assets.........................................     $  235,191      $ 231,595
                                                                  ==========      =========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt.....................     $   16,992      $   7,097
  Accounts payable...........................................         36,379         36,074
  Accrued expenses and other.................................         31,679         37,243
  Customer advances..........................................          3,517          1,354
                                                                  ----------      ---------
        Total current liabilities............................         88,567         81,768
Long-term debt, excluding current installments...............         26,716         45,257
Postretirement benefit and other long-term liabilities.......         12,080         12,718
                                                                  ----------      ---------
        Total liabilities....................................        127,363        139,743
                                                                  ----------      ---------

Series B redeemable convertible preferred stock (aggregate
  redemption value of $15,000), $.01 par value.
  15,000 shares authorized, issued and outstanding
  (net of issuance costs)....................................         14,101             --

Stockholders' equity:
  Preferred stock $.01 par value. Authorized
    5,000,000 shares (of which 500,000 are authorized
    under Series A and 15,000 are authorized under
    Series B); no shares issued and outstanding (except
    Series B shares above)...................................             --             --
  Series A preferred stock, $.01 par value.
    Authorized 500,000 shares; no shares issued
    and outstanding..........................................             --             --
  Common stock, $.01 par value. Authorized
    50,000,000 shares; issued and outstanding
    15,854,067 and 15,803,797 shares as of September 30,
    2003 and December 31, 2002, respectively.................            159            158
  Additional paid-in capital.................................         97,343         97,223
  Accumulated earnings.......................................          8,511          8,734
  Treasury stock, 795,692 shares at cost as of September 30,
    2003 and December 31, 2002...............................         (7,182)        (7,182)
  Accumulated other comprehensive loss.......................         (1,301)        (3,395)
  Notes receivable from officers and stockholders............         (3,803)        (3,686)
                                                                  -----------     ---------
        Total stockholders' equity...........................         93,727         91,852
                                                                  ----------      ---------
Commitments and contingencies
        Total liabilities and stockholders' equity...........     $  235,191      $ 231,595
                                                                  ==========      =========

                        NATCO GROUP INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      THREE MONTHS ENDED       NINE MONTHS ENDED
                                                         SEPTEMBER 30,            SEPTEMBER 30,
                                                      ---------------------  ----------------------
                                                        2003        2002        2003        2002
                                                      ---------   ---------  ----------  ----------
Revenues...........................................    $65,801     $66,563    $204,427    $214,537
Cost of goods sold.................................     49,777      51,655     156,045     163,704
                                                       -------     -------    --------    --------
          Gross profit.............................     16,024      14,908      48,382      50,833
Selling, general and administrative expense........     12,647      13,299      38,291      39,863
Depreciation and amortization expense..............      1,167       1,288       3,651       3,640
Closure and other..................................        722          --         947          --
Interest expense...................................        950       1,280       3,089       3,423
Interest cost on postretirement benefit liability..        209         122         628         367
Interest income....................................        (42)        (47)       (141)       (174)
Other, net.........................................        (74)       (271)        830        (236)
                                                       --------    --------    -------     --------
     Income (loss) before income taxes and
       cumulative effect of change in accounting
       principle...................................        445        (763)      1,087       3,950
Income tax provision...............................        255        (427)        499       1,379
                                                       -------     --------    -------     -------
     Net income (loss) before cumulative effect of
       change in accounting principle..............        190        (336)        588       2,571
Cumulative effect of change in accounting
  principle (net of tax benefit of $18)............         --          --          34          --
                                                       -------     -------     -------     -------
          Net income (loss)........................    $   190     $  (336)    $   554     $ 2,571
Preferred stock dividends..........................        378          --         777          --
                                                       -------     -------     -------     -------
          Net income (loss) available to common
             stockholders..........................    $  (188)    $  (336)    $  (223)    $ 2,571
                                                       =======     =======     =======     =======


Earnings per share--basic:
Net income (loss) before cumulative effect of
   change in accounting principle..................    $ (0.01)    $ (0.02     $ (0.01)    $  0.16
Cumulative effect of change in accounting
   principle.......................................         --          --          --          --
                                                       -------     -------     -------     -------
          Net income (loss)........................    $ (0.01)    $ (0.02)    $ (0.01)    $  0.16
                                                       =======     =======     =======     =======

Earnings per share--diluted:
Net income (loss) before cumulative effect of
   change in accounting principle..................    $ (0.01)    $ (0.02)    $ (0.01)    $  0.16
Cumulative effect of change in accounting
   principle.......................................         --          --          --          --
                                                       -------     -------     -------     -------
          Net income (loss)........................    $ (0.01)    $ (0.02)    $ (0.01)    $  0.16
                                                       =======     =======     =======     =======

Basic weighted average number of shares of
  common stock outstanding.........................     15,854      15,804      15,836      15,804
Diluted weighted average number of shares
  of common stock outstanding......................     15,939      15,804      15,907      15,937

                        NATCO GROUP INC. AND SUBSIDIARIES

                          UNAUDITED SEGMENT INFORMATION
                                 (IN THOUSANDS)

                                                            Three Months Ended                 Nine Months Ended
                                                               September 30,                     September 30,
                                                        --------------------------        --------------------------
                                                           2003             2002             2003             2002
                                                        ---------        ---------        ---------        ---------
Revenue:
North American Operations                               $  32,718        $  31,536        $  92,289        $ 102,648
Engineered systems                                         20,836           23,694           74,144           79,113
Automation & Control Systems                               13,404           12,865           42,652           37,860
Eliminations                                               (1,157)          (1,532)          (4,658)          (5,084)
                                                        ---------        ---------        ---------        ---------
Total revenue                                           $  65,801        $  66,563        $ 204,427        $ 214,537
                                                        =========        =========        =========        =========

Gross profit:
North American Operations                               $   8,566        $   8,092        $  24,180        $  26,972
Engineered Systems                                          5,029            4,599           16,819           16,923
Automation & Control Systems                                2,429            2,217            7,383            6,938
Eliminations                                                   --               --               --               --
                                                        ---------        ---------        ---------        ---------
Total gross profit                                      $  16,024        $  14,908        $  48,382        $  50,833
                                                        =========        =========        =========        =========

Gross profit % of revenue:
North American Operations                                    26.2%            25.7%            26.2%            26.3%
Engineered Systems                                           24.1%            19.4%            22.7%            21.4%
Automation & Control Systems                                 18.1%            17.2%            17.3%            18.3%
Total gross profit % of revenue                              24.4%            22.4%            23.7%            23.7%

Operating expenses:
North American Operations                               $   5,675        $   6,484        $  17,257        $  19,210
Engineered Systems                                          4,837            4,767           14,569           14,505
Automation & Control Systems                                1,175            1,201            3,562            3,656
Corporate and other                                           960              847            2,903            2,492
                                                        ---------        ---------        ---------        ---------
Total operating expenses                                $  12,647        $  13,299        $  38,291        $  39,863
                                                        =========        =========        =========        =========

Segment profit:
North American Operations                               $   2,891        $   1,608        $   6,923        $   7,762
Engineered Systems                                            192             (168)           2,250            2,418
Automation & Control Systems                                1,254            1,016            3,821            3,282
Corporate and other                                          (960)            (847)          (2,903)          (2,492)
                                                        ---------        ---------        ---------        ---------
Total segment profit                                    $   3,377        $   1,609        $  10,091        $  10,970
                                                        =========        =========        =========        =========

Bookings:
North American Operations                               $  36,572        $  30,461        $  96,665        $  91,476
Engineered Systems                                         10,915           28,530           51,347           98,946
Automation & Control Systems                               11,110           12,148           37,771           31,125
                                                        ---------        ---------        ---------        ---------
Total bookings                                          $  58,597        $  71,139        $ 185,783        $ 221,547
                                                        =========        =========        =========        =========


                                                                                              As of September 30,
                                                                                          --------------------------
Backlog:                                                                                     2003             2002
                                                                                          ---------        ---------
North American Operations                                                                 $  19,420        $  13,849
Engineered Systems                                                                           48,636           91,344
Automation & Control Systems                                                                  3,399            3,078
                                                                                          ---------        ---------
Total backlog                                                                             $  71,455        $ 108,271
                                                                                          =========        =========

                        NATCO GROUP INC. AND SUBSIDIARIES

                UNAUDITED RECONCILIATION OF EARNINGS AND EARNINGS
                       PER SHARE TO NON-GAAP DISCLOSURES
                                 (IN THOUSANDS)


                                                       FOR THE QUARTER ENDED SEPTEMBER 30, 2003
                                                     ----------------------------------------------
                                                        INCOME            SHARES          PER-SHARE
                                                      (NUMERATOR)      (DENOMINATOR)       AMOUNT
                                                     ------------      -------------      ---------
                                                                (UNAUDITED, IN THOUSANDS,
                                                                EXCEPT PER SHARE AMOUNTS)
Net income.........................................    $   190
Certain adjustments:
   Closure and other...............................        722
   Tax effect of closure and other.................       (331)
                                                       -------
Adjusted net income................................    $   581
Preferred stock dividends accrued..................       (378)
                                                       -------
   Income available to common shareholders
      (adjusted for certain items).................    $   203
                                                       =======

BASIC EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders............    $   203           15,854             $ .01
                                                                                            =====
EFFECT OF DILUTIVE SECURITIES
Stock options......................................         --               85
                                                       -------           ------
DILUTED EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders............    $   203           15,939             $ .01
                                                       =======           ======             =====